Form N-SAR
Item 77 D
Policies With Respect to Security Investments
The RBB Fund, Inc.


1. On April 5, 2010, the Board of Directors of The RBB
Fund, Inc approved a Plan of Liquidation and Termination (the "Plan") providing for the liquidation of the Bear Stearns CUFS MLP Mortgage Portfolio (the
"Portfolio"). As part of the Plan, the Portfolio was permitted to deviate from its primary investment policy and intended on selling a substantial portion of its portfolio holdings and holding its assets in cash or cash equivalent instruments.
The RBB Fund, Inc. incorporates herein by reference the supplement dated April 6, 2010 that was filed electronically with the SEC on April 6, 2010.
(Accession No. 0001193125-10-077170).

2. On May 6, 2010, the Board of Directors of The RBB
Fund, Inc approved Plans of Liquidation and
Termination ("Plans") providing for the liquidation of the SAM Sustainable Climate Fund, SAM Sustainable
Water Fund and SAM Sustainable Global Active Fund (the
"SAM Funds"). As part of the Plans, the SAM Funds were permitted to deviate from their primary investment policies anticipated selling substantial portions of their portfolio holdings and holding their respective assets in cash or cash equivalent instruments.
The RBB Fund, Inc. incorporates herein by reference the supplement dated May 7, 2010 that was filed electronically with the SEC on May 7, 2010. (Accession
No. 0001193125-10-112544).

3. The RBB Fund, Inc. incorporates herein by reference the supplement dated May 28, 2010 that was filed electronically with the SEC on May 28, 2010.
(Accession No. 0000950130-10-001174) which specified changes to the investment policies of the RBB Money
Market Portfolio in order to comply with SEC amendments to regulations with respect to money market funds.

4. The RBB Fund, Inc. incorporates herein by reference the supplement dated July 27, 2010 that was filed electronically with the SEC on July 27, 2010.
(Accession No. 0001193125-10-167452) which specified changes to the investment policies of the Schneider
Small Cap Value Fund (the "Fund") allowing the Fund to purchase equity securities in a private placement that are issued by issuers who have outstanding, publicly-traded equity securities of the same class.